Pennant Reports 2020 Second Quarter Results

Conference Call and Webcast scheduled for tomorrow, August 12, 2020 at 10:00 am MT

EAGLE, Idaho - Aug. 11, 2020 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the second quarter of fiscal year 2020, reporting GAAP diluted earnings per share of $0.15 for the quarter and adjusted diluted earnings per share of $0.24 for the quarter(1).

Second Quarter Highlights
▪Total revenue was $92.7 million, an increase of $10.0 million or 12.1% over the prior year quarter;

▪GAAP earnings per share was $0.15, an increase of 15.4% over the prior year quarter, adjusted earnings per share was $0.24, an increase of 118.2% over the spin-adjusted prior year quarter(2), and adjusted EBITDA for the second quarter was $10.9 million, an increase of $4.1 million or 59.6% over the prior year quarter;

▪Home Health and Hospice Services segment revenue was $58.0 million, an increase of $7.8 million or 15.5% over the prior year quarter, and segment adjusted EBITDAR from operations(2) was $11.2 million, an increase of $3.1 or 38.8% over the prior year quarter;

▪Hospice average daily census was 1,979, an increase of 18.3% over the prior year quarter, hospice total admissions were 1,954, an increase of 20.7% over the prior year quarter, total home health admissions were 5,259 and total home health Medicare admissions were 2,459;

▪Senior Living Services segment revenue was $34.8 million, an increase of $2.2 million or 6.9% over the prior year quarter, and segment adjusted EBITDAR from operations(3) was $13.5 million, an increase of 12.3% over the prior year quarter; and

▪Excluding senior living communities acquired in the prior 12 months, occupancy was 80.7% as of the end of the quarter, an increase of 40 basis points over the prior year quarter, and average revenue per occupied room increased 3.2% over the prior year quarter.

(1)See “Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)Second quarter 2019 spin-adjusted earnings per share of $0.11 modifies adjusted earnings per share of $0.16 for the quarterly impact of several items, including rent modifications that occurred as a result of the spin-off, interest expense, and general and administrative expenses associated with being a public company.
(3)Segment Adjusted EBITDAR from Operations is defined and outlined in Note 6 on Form 10-Q and is the segment GAAP measure of profit and loss.

Operating Results
Mr. Daniel Walker, Pennant’s Chief Executive Officer, commented, “In the face of an unprecedented pandemic, our local leaders in both segments continued to produce strong clinical and financial results, all while sharpening our ability to navigate the complexities of the Patient Driven Groupings Model ("PDGM") and continuing our spin-related transition from Ensign to Pennant systems. I am deeply grateful for the grit and tireless commitment of our local leaders, clinicians and resources to provide excellent service to our patients and residents, often at great personal risk. With our proven operating model, strong balance sheet and tremendous growth opportunities, we are stronger today than ever and poised to provide even better care to current and future patients and residents."

“In both segments, our continued emphasis on providing excellent, locally-tailored care has led to our strong clinical and financial results," remarked Mr. Walker. "In our home health and hospice business, we achieved strong financial results through consistent operational execution within our model, disciplined cost management and a continued focus on improving clinical outcomes and meeting the unique needs of each healthcare community we serve, which were made more complex by the spread of COVID-19. From the low point in mid-May, we experienced steady growth in home health total and Medicare admissions and are now seeing census trend slightly ahead of pre-COVID levels. Meanwhile, our hospice average daily census grew steadily throughout the quarter and since." Noting that the Company's operating margins tend to fluctuate depending on acquisition and investment activity, Mr. Walker added, "The strong financial and clinical results in our home health and hospice segment reflect the substantial runway of organic growth achievable in all of our agencies.”

Commenting on our senior living business, Mr. Walker said, "We are pleased with the strides our local leaders made during the quarter. As the industry faced extraordinary challenges from COVID-19, our operating model provided the toolkit for our local leaders to offset many of these headwinds, as evidenced by segment revenue increasing 3.7% and occupancy improving 40 basis points, exclusive of communities acquired in the prior 12 months. Top line growth was matched by bottom line strength, with segment adjusted EBITDA improving 8.5% over the prior year quarter. While we recognize the uncertainty caused by COVID-19 and remain focused on operating through the pandemic to the best of our ability, we believe these results reflect a growing strength in our senior living business as our local leaders continue to refine their operations through the principles of our field-driven operating model. We are confident there are many opportunities in our senior living business to drive significant long-term value for our stakeholders.”

During the quarter and since, the Company announced that it completed the acquisition of four hospice agencies and two home health agencies across Arizona, Utah and Idaho, bringing the total number of operations acquired in 2019 and since to 21. “As we look to the rest of 2020 and beyond, we continue to see tremendous opportunities for acquisitions both within our footprint and in new markets. Armed with substantial dry powder and a strong balance sheet, coupled with talented local leaders prepared to bring quality care to future patients and their families, we are poised to accelerate our disciplined growth strategy,” added Derek Bunker, Pennant’s Chief Investment Officer.

Jennifer Freeman, Pennant’s Chief Financial Officer, noted that the Company ended the second quarter with $12.1 million cash on hand and $70.0 million availability on its $75 million revolving line of credit. Ms. Freeman noted that the Company's results and cash position do not include any funds from the Provider Relief Fund established through the Coronavirus Aid, Relief, and Economic Security (CARES) Act, which the Company rejected and returned during the quarter. Highlighting the strength of the Company’s balance sheet, Ms. Freeman reported the Company had a lease-adjusted net debt-to-adjusted EBITDAR ratio of 4.27x at quarter end, and strong and improving lease coverage ratios. “Our leverage ratios were impacted by our acquisitions, COVID-related expenses and the receipt of Medicare advance payments during the quarter. Our current cash position and access to dry powder and additional capital provide a substantial platform for even more strategic growth,” said Ms. Freeman.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

PDGM Update

“Our preparations for PDGM continue to pay off, as our results under the new reimbursement framework remain ahead of our expectations coming into 2020,” said Mr. Walker. “Our local leaders made significant headway on improving labor utilization and reducing avoidable LUPAs, among other operational efficiencies, while continuing to produce strong clinical outcomes and improve our quality measures. As the full effects of PDGM are felt over time, we continue to believe we will have significant opportunities for strategic acquisitions,” continued Mr. Walker.

2020 Guidance

Management raised its 2020 annual adjusted earnings per share guidance to a range of $0.71 to $0.78, the midpoint of which represents a 34.2% increase over the midpoint of Management's previous guidance, and reaffirms its annual revenue guidance of $376 million to $386 million. The Company’s revised 2020 guidance is based on diluted weighted average shares outstanding of approximately 30.0 million and a 26.4% effective tax rate. In addition, the guidance assumes, among other things, anticipated reimbursement rate adjustments, including the impact of PDGM, no unannounced acquisitions, and no material impact from the resurgence of COVID-19. It excludes costs at start-up operations, share-based compensation, acquisition-related costs, COVID-19 costs (net of sequestration holiday revenue) and certain redundant or nonrecurring general and administrative costs incurred during the transition services period.

Conference Call

A live webcast will be held tomorrow, August 12, 2020 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s second quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, September 11, 2020.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 71 home health and hospice agencies and 54 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

The Pennant Group, Inc., (208) 506-6100, ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$92,740	$82,734	$184,589	$160,641

Expense
Cost of services	68,159	63,038	138,348	121,767
Rent—cost of services	9,767	8,533	19,473	16,830
General and administrative expense	7,538	6,889	14,199	15,133
Depreciation and amortization	1,201	962	2,222	1,772
Total expenses	86,665	79,422	174,242	155,502
Income from operations	6,075	3,312	10,347	5,139
Other income (expense):
Interest expense, net	(301)	—	(704)	—
Income before provision for income taxes	5,774	3,312	9,643	5,139
Provision for income taxes	1,437	(375)	2,326	(32)
Net income	4,337	3,687	7,317	5,171
Less: net income attributable to noncontrolling interest	—	200	—	350
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$4,337	$3,487	$7,317	$4,821
Earnings per share(1):
Basic	$0.16	$0.13	$0.26	$0.19
Dilutive	$0.15	$0.13	$0.25	$0.19
Weighted average common shares outstanding:
Basic	27,952	27,834	27,922	27,834
Dilutive	29,662	27,834	29,780	27,834
(1) The total number of common shares distributed on October 1, 2019 of 27,834 is being utilized for the calculation of basic and diluted earnings per share for all prior periods, as no common stock was outstanding prior to the date of the Spin-Off.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(unaudited, in thousands, except par value)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash	$12,129	$402
Accounts receivable—less allowance for doubtful accounts of $516 and $677, respectively	33,858	32,183
Prepaid expenses and other current assets	6,443	6,098
Total current assets	52,430	38,683
Property and equipment, net	19,025	14,644
Right-of-use assets	311,821	316,328
Escrow deposits	1,639	1,400
Restricted and other assets	2,293	1,955
Intangible assets, net	38	45
Goodwill	45,372	41,233
Other indefinite-lived intangibles	36,628	33,462
Total assets	$469,246	$447,750
Liabilities and equity
Current liabilities:
Accounts payable	$7,224	$8,653
Accrued wages and related liabilities	18,278	16,343
Lease liabilities—current	13,369	12,285
Other accrued liabilities	41,590	13,911
Total current liabilities	80,461	51,192
Long-term lease liabilities—less current portion	300,621	304,044
Other long-term liabilities	5,021	2,877
Long-term debt, net	642	18,526
Total liabilities	386,745	376,639
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 28,514 and 27,968, shares issued and outstanding at June 30, 2020, respectively, and 28,435 and 27,853 shares issued and outstanding at December 31, 2019, respectively.	28	28
Additional paid-in capital	79,012	74,882
Accumulated deficit	3,518	(3,799)
Net parent investment	(57)
Total equity	82,501	71,111
Total liabilities and equity	$469,246	$447,750

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated and combined statement of cash flows for the periods presented:

	Six Months Ended June 30,
	2020	2019

Net cash provided by/(used in) operating activities	$43,398	$4,003
Net cash used in investing activities	(13,803)	(18,567)
Net cash provided by financing activities	(17,868)	14,566
Net increase in cash	11,727	2
Cash at beginning of year	402	41
Cash at end of year	$12,129	$43

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$20,824	22.4%	$20,680	25.0%
Hospice	32,623	35.2	25,220	30.5
Home care and other(a)	4,537	4.9	4,308	5.2
Total home health and hospice services	57,984	62.5	50,208	60.7
Senior living services	34,756	37.5	32,526	39.3
Total revenue	$92,740	100.0%	$82,734	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Six Months Ended June 30,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$42,268	22.9%	$40,224	25.0%
Hospice	63,063	34.2	47,678	29.7
Home care and other(a)	9,415	5.1	8,423	5.3
Total home health and hospice services	114,746	62.2	96,325	60.0
Senior living services	69,843	37.8	64,316	40.0
Total revenue	$184,589	100.0%	$160,641	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited)

The following table summarizes our overall home health and hospice performance indicators for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Home health services:
Total home health admissions	5,259	5,727	11,395	11,167
Total Medicare home health admissions	2,459	2,675	5,268	5,278
Average Medicare revenue per 60-day completed episode(a)	$3,412	$3,162	$3,232	$3,093
Hospice services:
Total hospice admissions	1,954	1,619	3,630	2,953
Average daily census	1,979	1,673	1,925	1,544
Hospice Medicare revenue per day	$164	$162	$163	$163

(a)	Recast prior period metrics based upon current methodology.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Occupancy	78.5%	80.3%	79.3%	80.1%
Average monthly revenue per occupied unit	$3,204	$3,098	$3,205	$3,109

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$40,358	43.5%	$34,380	41.6%
Medicaid	14,755	15.9	11,033	13.3
Subtotal	55,113	59.4	45,413	54.9
Managed Care	7,243	7.8	7,199	8.7
Private and Other(a)	30,384	32.8	30,122	36.4
Total revenue	$92,740	100.0%	$82,734	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Six Months Ended June 30,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$79,614	43.1%	$65,399	40.7%
Medicaid	28,707	15.6	21,537	13.4
Subtotal	108,321	58.7	86,936	54.1
Managed Care	14,775	8.0	13,875	8.6
Private and Other(a)	61,493	33.3	59,830	37.3
Total revenue	$184,589	100.0%	$160,641	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income (loss) attributable to The Pennant Group, Inc.	$4,337	$3,487	$7,317	$4,821
Add: Net income attributable to noncontrolling interest	—	200	—	350
Net income (loss)	4,337	3,687	7,317	5,171

Non-GAAP adjustments
Costs at start-up operations(a)	511	84	756	326
Share-based compensation expense(b)	1,959	508	3,915	1,127
Depreciation and amortization - patient base(c)	—	18	—	29
Acquisition related costs(d)	—	503	—	541
Spin-off related transaction costs(e)	—	1,658	—	4,648
Transition services costs(f)	552	—	810	—
Net COVID-19 related costs(g)	883	—	1,160	—
Provision for income taxes on Non-GAAP adjustments(h)	(1,023)	(1,895)	(1,908)	(2,984)
Non-GAAP net income	$7,219	$4,563	$12,050	$8,858

Dilutive Earnings Per Share As Reported
Net Income	$0.15	$0.13	$0.25	$0.19
Average number of shares outstanding	29,662	27,834	29,780	27,834

Adjusted Diluted Earnings Per Share
Net Income	$0.24	$0.16	$0.40	$0.32
Average number of shares outstanding	29,662	27,834	29,780	27,834

(a)	Represents results related to start-up operations and acquisition costs that are not capitalizable. This amount excludes rent and depreciation and amortization expense related to such operations.
		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
	Revenue	$(462)	$(75)	$(885)	$(252)
	Cost of services	935	156	1,590	569
	Rent	36	3	49	9
	Depreciation	$2	$—	$2	$—
	Total Non-GAAP adjustment	$511	$84	$756	$326

(b)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
	Cost of services	$235	$100	$438	$224
	General and administrative	1,724	408	3,477	903
	Total Non-GAAP adjustment	$1,959	$508	$3,915	$1,127

(c)	Included in depreciation and amortization expenses related to patient base intangible assets at newly acquired senior living facilities.

(d)	Represents costs incurred to acquire an operation that are not capitalizable included in general and administrative expenses.

(e)	Costs incurred related to the Spin-Off that are included in general and administrative expense.

(f)
The portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense or depreciation and amortization. Total fees under incurred under the Transition Services agreement, net of the Company’s payroll reimbursement, were $1,525 and $2,861 for the three and six months ended June 30, 2020, respectively.

		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
	General and administrative	$267	$—	$317	$—
	Depreciation and amortization(1)	285	—	493	—
	Total Non-GAAP adjustment	$552	$—	$810	$—

	(1)	Consists of depreciation and amortization on IT hardware and software acquired to build infrastructure in anticipation of our transition from Ensign's IT infrastructure.

(g)	Represents incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $554 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief with dates of service from May 1, 2020, through June 30, 2020. The amount reported for the six months ended June 30, 2020 includes net costs of $277 that were incurred in first quarter of 2020.
		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
	Increased Medicare Reimbursements	$(554)	$—	$(554)	$—
	Cost of services	1,409	—	1,682	—
	General and administrative	28	—	32	—
	Total Non-GAAP adjustment	$883	$—	$1,160	$—

(h)
Represents an adjustment to the provision for income tax to our year to date effective tax rate of 26.0% and 25.0% for the six months ended June 30, 2020, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated and Combined Net Income (Loss) to Consolidated and Combined EBITDA, and Consolidated Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Consolidated and combined net income (loss)	$4,337	$3,687	$7,317	$5,171
Less: Net income attributable to noncontrolling interest	—	200	—	350
Add: Provision for income taxes (benefit)	1,437	(375)	2,326	(32)
Net interest expense	301	—	704	—
Depreciation and amortization	1,201	962	2,222	1,772
Consolidated and Combined EBITDA	7,276	4,074	12,569	6,561
Adjustments to Consolidated and Combined EBITDA
Add: Costs at start-up operations(a)	473	81	705	317
Share-based compensation expense(b)	1,959	508	3,915	1,127
Acquisition related costs(c)	—	503	—	541
Spin-off related transaction costs(d)	—	1,658	—	4,648
Transition services costs(e)	267	—	317	—
Net COVID-19 related costs and supplies(f)	883	—	1,160	—
Rent related to item (a) above	36	3	49	9
Consolidated and Combined Adjusted EBITDA	10,894	6,827	18,715	13,203
Rent—cost of services	9,767	8,533	19,473	16,830
Rent related to item (a) above	(36)	(3)	(49)	(9)
Adjusted rent—cost of services	9,731	8,530	19,424	16,821
Consolidated Adjusted EBITDAR	$20,625		$38,139

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(c)	Acquisition related costs that are not capitalizable.
(d)	Costs incurred related to the Spin-Off are included in general and administrative expense.
(e)
A portion of the costs incurred under the Transition Services Agreement (as defined in Note 3, Related Party Transactions and Net Parent Investment) identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services agreement, net of the Company’s payroll reimbursement, were $1,525 and $2,861 for the three and six months ended June 30, 2020, respectively.

(f)	Represents incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $554 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief with dates of service from May 1, 2020, through June 30, 2020. The amount reported for the six months ended June 30, 2020 includes net costs of $277 that were incurred in first quarter of 2020.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

Beginning in the third quarter of 2019, the GAAP segment measure of profit and loss was changed from segment income (loss) before provision for income taxes to Adjusted Segment EBITDAR from Operations. Prior period presentation has been revised to reflect the new measurement.

The following table presents certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended June 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended June 30, 2020
Revenue	$57,984	$34,756	$—	$92,740
Segment Adjusted EBITDAR from Operations	$11,245	$13,492	$(4,112)	$20,625
Three Months Ended June 30, 2019
Revenue	$50,208	$32,526	$—	$82,734
Segment Adjusted EBITDAR from Operations	$8,103	$12,012	$(4,758)	$15,357

	Six Months Ended June 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Six Months Ended June 30, 2020
Revenue	$114,746	$69,843	$—	$184,589
Segment Adjusted EBITDAR from Operations	$21,151	$25,989	$(9,001)	$38,139
Six Months Ended June 30, 2019
Revenue	$96,325	$64,316	$—	$160,641
Segment Adjusted EBITDAR from Operations	$15,374	$24,129	$(9,479)	$30,024

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to income from operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Segment Adjusted EBITDAR from Operations(a)	$20,625	$15,357	$38,139	$30,024
Less: Depreciation and amortization	1,201	962	2,222	1,772
Rent—cost of services	9,767	8,533	19,473	16,830
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	473	81	705	317
Share-based compensation expense (c)	1,959	508	3,915	1,127
Acquisition related costs (d)	—	503	—	541
Spin-off related transaction costs (e)	—	1,658	—	4,648
Transition services costs(f)	267	—	317	—
Net COVID-19 related costs (g)	883	—	1,160	—
Add: Net income attributable to noncontrolling interest	—	200	—	350
Consolidated and Combined income (loss) from Operations	$6,075	$3,312	$10,347	$5,139

(a)
Segment Adjusted EBITDAR from Operations is net income attributable to the Company's reportable segments excluding the interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs, (4) transaction costs, (5) redundant and nonrecurring costs associated with the transition services agreement, (6) operating results of closed operations, (7) net income attributable to noncontrolling interest, and (8) net COVID-19 related costs. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company’s Chief Operating Decision Maker (“CODM”) uses Segment Adjusted EBITDAR from Operations as the primary measure of profit and loss for the Company's reportable segments and to compare the performance of its operations with those of its competitors. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations and acquisition costs that are not capitalizable. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(d)	Acquisition related costs that are not capitalizable.
(e)	Costs incurred related to the Spin-Off are included in general and administrative expense.
(f)	A portion of the costs incurred under the Transition Services Agreement (as defined in Note 3, Related Party Transactions and Net Parent Investment) identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services agreement, net of the Company’s payroll reimbursement, were $1,525 and $2,861 for the three and six months ended June 30, 2020, respectively.
(g)	Represents incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $554 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief with dates of service from May 1, 2020, through June 30, 2020. The amount reported for the six months ended June 30, 2020 includes net costs of $277 that were incurred in first quarter of 2020.

The tables below reconcile segment adjusted EBITDAR from operations to segment EBITDA for each reportable segment for the periods presented:

	Three Months Ended June 30,
	Home Health and Hospice		Senior Living
	2020	2019	2020	2019

Segment Adjusted EBITDAR from Operations	$11,245	$8,103	$13,492	$12,012
Less: Rent—cost of services	874	779	8,893	7,754
Rent related to costs at start-up operations	(16)	(3)	(20)	—
Segment Adjusted EBITDA	$10,387	$7,327	$4,619	$4,258

	Six Months Ended June 30,
	Home Health and Hospice		Senior Living
	2020	2019	2020	2019

Segment Adjusted EBITDAR from Operations	$21,151	$15,374	$25,989	$24,129
Less: Rent—cost of services	1,724	1,414	17,749	15,416
Rent related to costs at start-up operations	(29)	(9)	(20)	—
Segment Adjusted EBITDA	$19,456	$13,969	$8,260	$8,713

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs, (f) spin-off related transaction costs, (g) redundant or non-recurring transition services costs, and (h) incremental costs due to COVID-19 response net of 2% Medicare reimbursement increase for sequestration holiday. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) proposed spin-off transaction costs, (i) redundant or non-recurring transition services costs, and (j) net COVID-19 related costs. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.pennantgroup.com.